UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2007

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28861	86-0876846
(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street
Shreveport, Louisiana 71101
318-464-8687

(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or “our company”) files this report on Form 8-K to report the following:

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2007, during a Special Meeting of our Board of Directors, Jacqulyn Wine, our Acting Secretary, was elected a director of the Company by the Board of Directors to fill the vacancy on the Board of Directors until a successor is elected by our shareholders.  There was no arrangement or understanding pursuant to which Mrs. Wine was selected as a director.

BIOGRAPHICAL INFORMATION

Mrs. Jacqulyn B. Wine has served as our Acting Secretary since January 16, 2007.  Mrs. Wine is also the Assistant Secretary/Treasurer for Kilpatrick Life Insurance Company, a major shareholder of our Company.  Mrs. Wine commenced working at Kilpatrick Life Insurance Company as Executive Assistant to the President in 1990.   Mrs. Wine was elected Assistant Secretary and Assistant Treasurer of Kilpatrick Life Insurance Company in March, 1995.  From February, 1979 to September 1990, Mrs. Wine concurrently served as Corporate Secretary of two related companies, McConathy Oil & Gas Company and McConathy Production, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, we have not engaged in any transactions and are not party to any proposed transactions in which Mrs. Wine had or is to have a direct or indirect material interest, other than the following:

The Kilpatrick Life Insurance Company, a major shareholder of our company, employs Mrs. Wine as its Assistant Secretary/Treasurer.  Mr. Joseph Therrell, Jr., our Acting President and director, serves as the Vice President and Chief Investment Officer of Kilpatrick Life Insurance Company, and Mrs. Virginia Kilpatrick Shehee, one of our directors, serves as the Chief Executive Officer of Kilpatrick Life Insurance Company. As we have previously disclosed, on October 28, 2003, we received a loan from the Kilpatrick Life Insurance Company of $250,000 pursuant to a promissory note, carrying an interest rate of 6% per annum, with interest payable in quarterly installments with the first quarterly interest payment due on April 28, 2004. This note came due and payable in full on October 28, 2006 and was secured by a mortgage of a 25% mineral interest in our 1,280 acre Detrital Wash Mining Claims in Mohave County, Arizona.  On October 30, 2006, Kilpatrick Life Insurance Company converted the outstanding loan of $250,000 and interest due in the amount of $28,875.25, into shares of our common stock at a rate of $0.015 per share for a total of 18,591,682 shares.

In August 2005, Kilpatrick Life Insurance Company partially exercised a warrant to purchase 4,200,000 shares of our common stock, paying $22,000.00 for 2,200,000 shares at an exercise price of $.01 per share.

Also in August 2006, Mrs. Shehee, Mr. Therrell and Mrs. Wine each exercised warrants to purchase shares of our common stock at an exercise price of $.01 per share, receiving respectively 1,000,000 shares 510,000 shares, and 50,000 shares, for respective payments of $10,000, $5,100 and $500.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

We currently do not have any written or oral employment agreement with Mrs. Wine to serve as our director, nor have any terms of compensation for her services been approved.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Star, Inc.
By: /s/ Joseph Therrell, Jr.
Joseph Therrell, Jr., Acting President
Dated:   July 23, 2007